UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2010

CAPITAL ONE FUNDING, LLC

ON BEHALF OF THE

CAPITAL ONE MASTER TRUST

(Issuing Entity in respect of the COMT Collateral Certificate)

AND THE

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Issuing Entity in respect of the Notes)

(Exact name of registrant as specified in its charter)

Virginia	333-167097, 333-167097-01, 333-167097-02	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 290-6959

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01.	Other Events.

On July 15, 2010, Capital One Funding, LLC, as Transferor, Capital One Bank (USA), National Association, as Servicer, and The Bank of New York Mellon, as Trustee, executed the Second Amendment to the Amended and Restated Pooling and Servicing Agreement that is being filed as Exhibit 4.1 to this Current Report on Form 8-K.

On July 15, 2010, Capital One Funding, LLC, as Transferor, and Capital One Bank (USA), National Association, as Servicer, executed the Defaulted Receivables Supplemental Servicing Agreement that is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01(d).	Exhibits.

The following are filed as Exhibits to this Current Report.

Exhibit 4.1	Second Amendment, dated as of July 15, 2010, to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, and July 1, 2007, and as amended by the First Amendment, dated as of March 1, 2008, among Capital One Funding, LLC, as Transferor, Capital One Bank (USA), National Association, as Servicer, and The Bank of New York Mellon, as Trustee.

Exhibit 99.1	Defaulted Receivables Supplemental Servicing Agreement, dated as of July 15, 2010, between Capital One Funding, LLC, as Transferor, and Capital One Bank (USA), National Association, as Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FUNDING, LLC
Acting solely in its capacity as depositor of Capital One Master Trust and Capital One Multi-asset Execution Trust

By:	/s/ Amy Amsler
	Name:	Amy Amsler
	Title:	Assistant Vice President

July 15, 2010

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	Second Amendment, dated as of July 15, 2010, to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, and July 1, 2007, and as amended by the First Amendment, dated as of March 1, 2008, among Capital One Funding, LLC, as Transferor, Capital One Bank (USA), National Association, as Servicer, and The Bank of New York Mellon, as Trustee.

Exhibit 99.1	Defaulted Receivables Supplemental Servicing Agreement, dated as of July 15, 2010, between Capital One Funding, LLC, as Transferor, and Capital One Bank (USA), National Association, as Servicer.